                                                                   Exhibit 10.16




                           KORN FERRY INTERNATIONAL
                           a California corporation


                              KFI/SINGH AGREEMENT

                              KFI/SINGH AGREEMENT

          THIS KFI/SINGH AGREEMENT (this "Agreement"), is dated as of December 1, 1997 ("Agreement Date"), by and among KORN/FERRY INTERNATIONAL, a California corporation ("KFI") and MAN JIT SINGH, an individual ("Singh").

                                   ARTICLE 1.
                                   PREAMBLE

     1.1 KFI is engaged in the business of providing executive search and ancillary services.

     1.2 Concurrently herewith, Korn/Ferry International Futurestep, Inc., a Delaware corporation (the "Company"), and Singh are entering into a certain Employment Agreement of even date, pursuant to which, among other things, Singh is employed as the President and Chief Executive Officer of the Company for the term and consideration, and subject to the conditions, set forth therein (the "Singh Employment Agreement"). The primary business purpose of the Company is to provide executive search and ancillary services to candidates and client companies on-line through the medium of the Internet. The Company will be a subsidiary of KFI.

     1.3 The purpose of this Agreement is to set forth the terms and conditions under which Singh will become a Vice President of KFI and purchase shares of the capital stock of KFI, subject to the terms and conditions set forth in this Agreement.

     1.4 Concurrently herewith, the Company, KFI, Singh and others ("Shareholders") are entering into a certain Shareholders Agreement of even date (the "Shareholders Agreement"), pursuant to which the Shareholders and the Company have agreed upon matters relating to the management, control and operation of the Company, and restrictions upon the transfer of shares of the capital stock of the Company.

     1.5 Concurrently herewith, KFI and the Company are entering into a certain License Agreement of even date, pursuant to which, among other things, KFI will license to the Company the use of its name in connection with its business (the "License Agreement").

     1.6 Concurrently herewith, the Company, Singh and others are entering into a certain Stock Purchase Agreement of even date, pursuant to which, among other things, Singh is purchasing shares of the capital stock of the Company (the "Stock Purchase Agreement").

     1.7 Concurrently herewith, KFI and Singh are entering into a certain Stock Repurchase Agreement of even date ("KFI Stock Repurchase Agreement").

     1.8 KFI and Singh intend that the Stock Purchase Agreement, the Shareholders Agreement, the License Agreement, the Singh Employment Agreement, and the KFI Stock

Repurchase Agreement, be executed and delivered concurrently with the execution and delivery of this Agreement.

     1.9 Unless otherwise defined herein, all capitalized terms used in this Agreement, shall have the meanings set forth in the Appendix annexed hereto.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:


                                  ARTICLE 2.

                                  EMPLOYMENT

     2.1  Employment. Singh is hereby employed during the Term as a Vice
          ----------
President of KFI, on the terms and conditions set forth in this Agreement.

     2.2  Description of Duties. It is understood and agreed by KFI and Singh,
          ---------------------
that Singh's employment as a Vice President of KFI is for the sole purpose of facilitating the performance of his duties and responsibilities as the President and Chief Executive Officer of the Company. Accordingly, Singh shall have such duties and responsibilities as may be reasonably prescribed from time to time by the President of KFI or the Board of Directors of KFI (the "Board"), so long as such duties and responsibilities do not conflict with his duties and responsibilities with the Company. Singh shall abide by all policies and procedures adopted by KFI or the Board which are applicable to other executives of KFI in similar stature, including, without limitation, the KFI Code of Business Conduct, as such Code may be modified from time to time.

     2.3  Compensation. Singh shall not receive any monetary compensation from
          ------------
KFI specifically on account of his employment as a Vice President of KFI; it being understood and agreed that all of the monetary compensation payable to Singh by the Company under the Singh Employment Agreement constitutes the entire monetary consideration payable to Singh as an employee of the Company and as a Vice President of KFI hereunder.

     2.4  Benefits. As set forth in the Singh Employment Agreement. Singh shall
          --------
be entitled, during the Term, to participate in any group insurance, deferred compensation or other plan or program (other than the Executive Participation Program) adopted by KFI for the benefit of its United States executive employees of similar stature in accordance with the provisions of the respective plan or plans.

     2.5  Term. The term of Singh's employment hereunder (the "Term") shall be
          ----
coextensive with the "Term" (as this term is used in the Singh Employment Agreement) of Singh's employment with the Company under the Singh Employment Agreement. If for any reason whatsoever, Singh's employment with the Company expires or is terminated, then Singh's employment with KFI shall automatically, without any further notice or consideration of any kind, expire and terminate concurrently. Upon the expiration or termination of Singh's employment with the Company, Singh shall not be entitled to receive any severance, bonus or other form of compensation from KFI; it being understood and agreed that the severance and other amounts, if any, payable to Singh under the Singh Employment Agreement upon any expiration or termination of his employment thereunder shall constitute full and complete payment on account of the concurrent expiration and termination of his employment with KFI.

     2.6  Annual Vacation/Sick Leave; Other Benefits. Except as otherwise
          ------------------------------------------
expressly provided in this Agreement, the vacation, sick leave and other benefits provided to Singh under the Singh Employment Agreement shall constitute the sole vacation, sick leave, and other benefits afforded to Singh as an employee of KFI, and Singh shall not be entitled to receive any vacation or sick leave benefits or any other benefits from KFI which may be duplicative or additive to the benefits provided to Singh by the Company.

     2.7  Confidential Information. Singh acknowledges that (i) he holds a
          ------------------------
senior management position with KFI, (ii) in such capacity he is responsible for carrying out procedures and methods by which the Company develops and conducts its business, (iii) he has access to KFI's clients, channels for developing clients and recruiting executives for employment, and other Confidential Information, (iv) he has direct substantial responsibility to maintain KFI's business relationship with clients of KFI, (v) it would be unfair to KFI if Singh were to appropriate to himself or others the benefits of KFI's years' of developing such business relationships, especially when Singh enjoys a relationship with a client of KFI as a result of his being introduced to the client's personnel as a representative of the Company or KFI, (vi) it would be unfair to the KFI if Singh were to appropriate to himself or others the benefits of the business, personnel and other Confidential Information which KFI has developed in the conduct of their businesses, and (vii) it is therefore fair that reasonable restrictions should be placed on certain activities of Singh after his employment with KFI terminates.

          2.7.1 Singh agrees that he shall not, either during the Term (except as necessary to carry on the business of the Company), or at any time after the expiration or termination of his employment, directly or indirectly, use or disclose to any Person (other than Persons at the Company or KFI), any Confidential Information. Without limiting the generality of the foregoing, Singh agrees that he will not, at any time after the expiration or termination of his employment, directly or indirectly (as owner, principal, agent, partner, officer, employee, independent contractor, consultant, stockholder, member or otherwise), use any Confidential Information to (i) solicit or accept any executive search or placement assignment from, or otherwise attempt to provide services then provided by KFI to, any Person; or (ii) solicit for employment or otherwise attempt to engage the services of any employee of the Company or KFI or their subsidiaries or Affiliates.

          2.7.2 Singh further agrees that for the two year period immediately subsequent to the expiration or termination of his employment, he will not directly or indirectly (as owner, principal, agent, partner, officer, employee, independent contractor, consultant, stockholder, member or otherwise) solicit for employment or otherwise attempt to engage the services of any employee of the Company or KFI or their subsidiaries or Affiliates.

          2.7.3 Nothing herein shall be deemed to prevent Singh after termination or expiration of his employment from engaging in business competitive to that of the Company or KFI, provided Singh does so without using Confidential Information or otherwise violating the terms and conditions of this Agreement.

          2.7.4 Singh recognizes and acknowledges that any breach of the foregoing provisions would result in immeasurable and irreparable harm to KFI, and accordingly, agrees that in addition to, and not in lieu of, all other remedies available to KFI by reason of such breach, KFI shall be entitled to temporary and permanent injunctive relief to prevent the occurrence or continuation thereof.

     2.8  Third Party Information. Singh recognizes that from time to time KFI
          -----------------------
may receive from third parties their confidential or proprietary information subject to a duty on the KFI's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Singh agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any Person or to use it except as necessary in carrying out his work for KFI, consistent with KFI's agreement with such third party.

     2.9  Noncompetition Provisions.
          -------------------------

          2.9.1 Singh agrees that during the Term, he will not engage in any other employment, occupation, consulting or other business activity directly related to the business of the Company or KFI or related to any other business in which the Company or KFI is now or hereafter involved, and Singh will not engage in any other activities which conflict with his obligations to the Company and KFI.

          2.9.2 Singh further agrees that during the Term, he will not become a KFI Competitor.

          2.9.3 The provisions of this Section 2.9 are in addition to, and not in lieu of, the other Noncompetition Provisions contained in the Stock Purchase Agreement and the Shareholders Agreement, which apply to Singh in his capacity as a "Shareholder" thereunder.

     2.10 Returning KFI Documents. Singh agrees that upon termination or
          -----------------------
expiration of his employment with KFI, he will deliver to KFI (and will not keep in his possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, or other documents or property, or reproductions of any of the foregoing items, which constitute the property of the KFI.

     2.11 Notification of New Employer. In the event of the termination or
          ----------------------------
expiration of the employment of Singh, Singh hereby grants his consent to the notification by KFI to Singh's new employer solely about the existence of this Agreement.

     2.12 Compensation from Others. All compensation for services related to the
          ------------------------
conduct of the business of KFI, including equity or equity-type payments, and consulting or advisory fees, received by or payable to Singh during the Term from Persons other than the Company or KFI, shall be paid to KFI unless otherwise approved by the Board.

                                   ARTICLE 3.

                              STOCK SUBSCRIPTION

     3.1  Executive Participation Program. In 1991, KFI adopted the Executive
          -------------------------------
Participation Program, which, as amended prior to the date hereof, provides for the sale to certain officers of KFI of shares of KFI's Common Stock (the "Shares"). In connection with the Singh Employment Agreement and Singh' s employment as a Vice President of KFI hereunder, Singh is purchasing Shares, on the terms and subject to the conditions set forth in this Agreement. Singh understands and agrees that his rights to acquire Shares, and all of the terms and conditions relating thereto, are set forth exclusively in this Agreement and are not necessarily the same terms and conditions available to other executives under the Executive Participation Program, and Singh shall have no rights or benefits whatsoever under the Executive Participation Program, except to the extent similar rights are afforded to Singh under this Agreement.

     3.2  Purchase of Shares; Method of Payment.
          -------------------------------------

          3.2.1  Purchase. Singh hereby subscribes for and agrees to purchase
                 --------
from KFI and KFI agrees to issue to Singh an aggregate of twenty thousand (20,000) Shares (hereinafter collectively referred to as the "Singh Shares") for Two Hundred and Eight Thousand Dollars ($208,000.00) (the "Total Purchase Price"), with such Singh Shares being issuable and such amount being payable in accordance with the provisions of this Agreement.

          3.2.2 Method of Payment. Singh shall pay the Total Purchase Price by
                -----------------
delivery of a promissory note executed by Singh and made payable to KFI in the principal amount equal to the Total Purchase Price. Such note (the "Note") shall bear interest at a rate per annum equal to the lowest rate which will avoid the imputation of interest under the Internal Revenue Code and its rules and regulations. Such Note shall provide that interest shall accrue and the total of accrued interest and principal shall be all due and payable on December 31, 2001. The Note shall contain such other provisions as are customary for promissory notes of this type and character.

          3.2.3  Issuance of Shares. Subject to the provisions of Section 3.3
                 ------------------
below, KFI will issue to Singh against payment of the Total Purchase Price therefor, all of the Singh Shares.

     3.3  Stock Repurchase Agreement. The Singh Shares will be subject to the
          --------------------------
terms and conditions of the KFI Stock Repurchase Agreement. Singh shall execute and deliver to KFI an original KFI Stock Repurchase Agreement concurrently with the issuance of the Singh Shares. The KFI Stock Repurchase Agreement provides that the certificates evidencing the Singh Shares will remain in the possession of KFI to secure KFI's purchase rights thereunder. All certificates evidencing Singh Shares shall contain the legends referred to in Section 4 of the KFI Stock Repurchase Agreement.

     3.4  Investment Representations and Warranties. Singh hereby represents and
          -----------------------------------------
warrants as indicated below:

          (a) Singh has reviewed, completed and executed Schedule 1 hereto which is incorporated herein and made a part hereof by this reference, and the information provided to KFI in such Schedule 1 is complete and accurate.

          (b) By reason of his business or financial experience, Singh has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in KFI and of making an informed investment decision with respect thereto, and has the capacity to protect his own interests in connection with his acquisition of the Singh Shares.

          (c) Singh has adequate means of providing for current needs and personal contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in KFI of the size contemplated.

          (d) Singh will purchase the Singh Shares for Singh's own account and for investment purposes only, and Singh is not purchasing the Singh Shares with a view to or for sale in connection with any distribution, resale or disposition of such Shares.

          (e) The information provided in this Section (including without limitation the information set forth in Schedule 1 hereto) may be relied upon in determining whether the offering in which Singh proposes to participate is exempt from registration under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws and the rules promulgated thereunder.

          (f) Singh will notify KFI immediately of any material changes to the information given by Singh in this Section occurring prior to the issuance of any of the Singh Shares.

          (g) Singh is an officer of the Company and KFI and as such has a high degree of familiarity with the business and operations of the Company and KFI and understands and has evaluated the merits and risks inherent in acquiring the Singh Shares.

          (h) Singh is relying solely upon his knowledge of KFI for the purpose of making his decision to acquire the Singh Shares, and Singh understands that no person has been authorized to make any representations, and any representations given or made, must not be relied upon as having been authorized by KFI.

     3.5  Acknowledgments and Covenants of Singh. Singh acknowledges and agrees
          --------------------------------------
as follows:

          (a) KFI has made available to Singh the opportunity to ask questions of, and receive answers from, persons acting on behalf of KFI concerning KFI and the proposed purchase of Shares by Singh pursuant to this Agreement, and otherwise to obtain any additional information, to the extent KFI or its executive officers possess such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information which Singh has acquired.

          (b) Singh further acknowledges and agrees with KFI that (i) the Singh Shares, when issued, will not have been registered under the Act, or qualified under any state securities laws; (ii) any sale or other disposition of the Singh Shares by Singh or by any transferee from Singh will be limited to a transaction permitted by the Stock Repurchase Agreement and as to which, in each instance, an exemption from the registration requirements of the Act and any applicable requirements under state securities laws can be established to the satisfaction of KFI and its counsel.

                                   ARTICLE 4.

                                 MISCELLANEOUS

     4.1  Preparation of Agreement. It is acknowledged by each party that such
          ------------------------
party either had separate and independent advice of counsel or the opportunity to avail itself or himself of separate and independent legal counsel. Each party hereto understands and acknowledges that the law firm of Morrison & Foerster LLP, is legal counsel to KFI only, and does not represent any other parties to this Agreement. In light of these and other relevant facts it is further acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

     4.2  Cooperation and Further Assurances. Each party agrees, without further
          ----------------------------------
consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

     4.3  Interpretation.
          --------------

          4.3.1 Entire Agreement/No Collateral Representations. Each party
                ----------------------------------------------
expressly acknowledges and agrees that this Agreement, the Stock Purchase Agreement, the Singh Employment Agreement, the License Agreement, the KFI Stock Repurchase Agreement, and the Shareholders Agreement: (i) are the final expression of the parties agreements with respect to the subject matter hereof and thereof and are the complete and exclusive statements of the terms of such agreement; (ii) supersedes any prior or contemporaneous agreements, promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively and severally, the "Prior Agreements"), and that any such Prior Agreements are of no force or except as expressly set forth herein and therein; and (iii) may not be varied, supplemented or contradicted by evidence of Prior Agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification or supplement is sought.

          4.3.2 Waiver. No breach of any agreement or provision herein
                ------
contained, or of any obligation under this Agreement, may be waived, nor shall any extension of time for performance of any obligations or acts be deemed an extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the party to be charged or as otherwise expressly authorized herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

          4.3.3 Remedies Cumulative. Except as otherwise provided in this
                -------------------
Agreement, the remedies of each party under this Agreement, the Shareholders Agreement, the Singh Employment Agreement, the Stock Purchase Agreement, the KFI Stock Repurchase Agreement, and the License Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

          4.3.4 Severability. If any term or provision of this Agreement or the
                ------------
application thereof to any Person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (i) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (ii) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

          4.3.5 No Third Party Beneficiary. The parties specifically disavow any
                --------------------------
desire or intention to create any third party beneficiary obligations, and specifically declare that no third party shall have any rights hereunder or any right of enforcement hereof.

          4.3.6 No Reliance Upon Prior Representation. The parties acknowledge
                -------------------------------------
that no other party has made any oral representation or promise which would induce them prior to executing this Agreement to change their position to their detriment, partially perform, or part with value in reliance upon such representation or promise; the parties acknowledge that they have taken such action at their own risk; and the parties represent that they have not so changed their position, performed or parted with value prior to the time of their execution of this Agreement.

          4.3.7   Headings; References; Incorporation; Gender. The headings used
                  -------------------------------------------
in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. All cross-references in this Agreement, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within this Agreement, and shall not be construed to be referenced to the overall transaction or to any other agreement or document. Any exhibit referenced in this Agreement shall be construed to be incorporated in this Agreement. As used in this Agreement, each gender shall be deemed to include the other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

     4.4  Enforcement.
          -----------

          4.4.1   Applicable Law. This Agreement and the rights and remedies of
                  --------------
each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of California, as if this agreement were made, and as if its obligations are to be performed, wholly within the State of California.

          4.4.2   Consent to Jurisdiction; Service of Process. Any action or
                  -------------------------------------------
proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the state courts of California located within the County of Los Angeles. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and to venue therein, consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement, and waives any defense or right to object to venue in said courts based upon the doctrine of "Forum Non Conveniens". Each party irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

          4.4.3   Attorneys' Fees and Costs. If any party institutes or should
                  -------------------------
the parties otherwise become a party to any Action Or Proceeding based upon or arising out of this Agreement including, without limitation, to enforce or interpret this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or any provision hereof, or for a declaration of rights in connection herewith, or for any other relief, including equitable relief, in connection herewith, the Prevailing Party in any such Action Or Proceeding, whether or not such Action Or Proceeding proceeds to final judgment or determination, shall be entitled to receive from the non-Prevailing Party as a cost of suit, and not as damages, all Costs And Expenses of prosecuting or defending the Action Or Proceeding, as the case may be, including, without limitation, reasonable Attorneys' And Other Fees.

     4.5  Notices. Any notice, approval, disapproval, consent, waiver, or other
          -------
communication (collectively, "Notices") required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or mailed, certified or registered United

States mail, postage prepaid, return receipt requested, or sent by Federal Express or other reliable overnight carrier for next business day delivery, or by fax. All Notices shall be deemed delivered (a) if personally served, when actually delivered to the address of the person to whom such Notice is given,
(b) if sent via Federal Express or other overnight courier for next business day delivery, one (1) business day following the date on which the Notice is given to Federal Express or other overnight courier, (c) if by mail, three (3) days following deposit in the United States mail, or (d) if by fax, when the transmitting telecopier machine has confirmed that the Notice has been completed or sent without error. All Notices shall be addressed to the party to whom such Notice is to be given at the party's address set forth below or as such party shall otherwise direct by Notice sent pursuant to this Section 4.5:


     If to KFI:       Korn/Ferry International
                      1800 Century Park East, Suite 900
                      Los Angeles, California 90067
                      Attention: Peter L. Dunn, Vice Chairman
                      Telephone:  (310) 843-4100
                      Telecopier: (310) 553-8640

     With a copy to:  Michael C. Cohen, Esq,
                      Morrison & Foerster LLP
                      555 West Fifth Street, 35th Floor
                      Los Angeles, California 90013
                      Telephone:  (213) 892-5404
                      Telecopier: (213) 892-5454

     If to Singh:     Mr. Man Jit Singh
                      1050 Brooklawn Drive
                      Los Angeles, CA 90077
                      Telephone:  (310) 278-1572
                      Telecopier: (310) 278-1572

     With a copy to:  Paul H. Irving, Esq.
                      Manatt, Phelps & Phillips LLP
                      11355 W. Olympic Boulevard
                      Los Angeles, CA 90064
                      Telephone:  (310) 312-4000
                      Telecopier: (310) 312-4224

     4.6  Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and re-attached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

     4.7  Assignment. Except as otherwise expressly provided in this Agreement,
          ----------
no party hereto may assign their rights or delegate their duties under this Agreement without the prior written consent of all of the other parties hereto; provided, however, that KFI may, without the consent of any other party hereto, assign its rights and delegate its duties under this Agreement to any Person which acquires all or substantially all of the assets of KFI, either through a purchase of such assets, by merger, consolidation or otherwise.

     IN WITNESS WHEREOF, KFI and Singh have executed this Agreement.

                                        KORN/FERRY INTERNATIONAL, INC.,
                                        a California corporation


                                        By: /s/ Peter L. Dunn
                                           ----------------------------------
                                              Peter L. Dunn, Vice Chairman


                                           /s/ Man Jit Singh
                                        -------------------------------------
                                               MAN JIT SINGH

                                   APPENDIX

                              CERTAIN DEFINITIONS

     1. "Action Or Proceeding" means any and all claims, suits, actions, notices, inquiries, proceedings, hearings, arbitrations or other similar proceedings, including appeals and petitions therefrom, whether formal or informal, governmental or non-governmental, or civic or criminal.

     2. "Affiliate" means with respect to any person or entity ("Person No.1"), any other person or entity which either (i) directly or indirectly owns or controls Person No.1, or (ii) is directly or indirectly owned or controlled by Person No.1, or (iii) is under direct or indirect common control with Person No.1. The term "control" (and its corollaries) includes, without limitation, ownership of interests representing a majority of total voting power in an entity, and "ownership" (and its corollaries) includes, without limitation, ownership of a majority of the equity interests in an entity.

     3. "Agreement" means this Agreement and all agreements, exhibits, schedules and appendices expressly annexed hereto.

     4. "Attorneys' And Other Fees" means attorneys' fees, accountants' fees, fees of other professionals, witness fees (including experts engaged by the parties, but excluding shareholders, officers, employees or partners of the parties), and any and all other similar fees incurred in the prosecution or defense of an Action Or Proceeding.

     5. "Company Competitive Business" means any business which competes, directly or indirectly, in part or in whole, with any business now or hereafter conducted or engaged in (a) by the Company, or (b) by any Person in which the Company has an equity interest, either directly or indirectly, which affords the Company more than ten percent (10%) of the voting power of such Person.

     6. "Company Competitor" means any Person (other than KFI or any Affiliate of KFI) who (a) engages, directly or indirectly, in any Company Competitive Business, or (b) becomes an organizer, investor, lender, partner, joint venturer, stockholder, officer, director, employee, manager, consultant, supplier, vendor, agent, lessor or lessee of or to any Company Competitive Business, or (c) otherwise in any manner associates with, or aids or abets, or gives information or financial assistance to any Company Competitive Business.

     7. "Confidential Information" means all proprietary and confidential information regarding the Company, KFI, their businesses, clients, and personnel, including, without limitation: (a) client lists, client prospects, and business development information; (b) company lists, profiles and reports, position specifications, salary structures, and engagement information; (c) source lists, executive lists, and candidate lists, profiles and reports; (d) candidate resumes, appraisals, compensation information, and reference reports;
(e) search executive methodologies;

(f) training and research materials and methodologies; (g) structure, operations, pricing, financial and personnel information; (h) information systems design and procedures; (i) computer technology designs, hardware configuration systems, and software designs and implementations; (j) information databases, interactive procedures, tests, analysis and studies developed by or for the benefit of the Company or KFI; (k) plans, designs, inventions, formulas, research and technology developed by or for the benefit of the Company or KFI;
(l) personal histories or resumes, employment information, business information, business secrets of clients and candidates; (m) trade secrets of the Company and KFI; (n) plans, prospects, policies, practices, and procedures of the Company and KFI which are not generally known in the industry; (o) all New Information; and (p) all other proprietary and confidential information of every nature and source. The term "Confidential Information" does not include any information which: (A) is or becomes generally available to the public through no breach of this Agreement or any other agreement to which the Company or KFI is a party;
(B) was received from a third party free to disclose such information without restriction; (C) is approved for release in writing by the Board of Directors of the Company or KFI, subject to whatever conditions are imposed by such Boards;
(D) is required by law or regulation to be disclosed, but only to the extent necessary and only for the purpose required; or (E) is disclosed in response to a valid order of a court or other governmental body, but only to the extent necessary and for the purpose required, if and only if, the Company and KFI are first notified of the order and are permitted to seek an appropriate protective order against public disclosure of such information.

     8. "Costs And Expenses" means the cost to take depositions, the cost to arbitrate a dispute, if applicable, and the costs and expenses of travel and lodging incurred with respect to an Action Or Proceeding.

     9. "KFI Competitive Business" means any business which competes, directly or indirectly, in part or in whole, with any business now or hereafter conducted or engaged in (a) by KFI or its Affiliates, or (b) by any Person (other than the Company) in which KFI or an Affiliate of KFI has an equity interest, either directly or indirectly, which affords KFI or such Affiliate more than ten percent (10%) of the voting power of such Person.

     10.  "KFI Competitor" means any Person (other than KFI or any Affiliate of
KFI) who (a) engages, directly or indirectly, in any KFI Competitive Business, or (b) becomes an organizer, investor, lender, partner, joint venturer, stockholder, officer, director, employee, manager, consultant, supplier, vendor, agent, lessor or lessee of or to any KFI Competitive Business, or (c) otherwise in any manner associates with, or aids or abets, or gives information or financial assistance to any KFI Competitive Business.

     11. "New Information" means all information related to Executive's duties and responsibilities which is developed by Executive or under his guidance and control while in the employment of the Company or KFI, including, without limitation: (a) client and candidate prospect lists and databases; (b) interview and reference forms and notes; (c) contact information and procedures;
(c) client and candidate information; (d) client and candidate prospect information; (e) source lists and executive lists and databases; (f) research materials, forms, and tests; (g) business development information; (h) computer formats, forms, tests, interactive procedures, methods of analysis and tools developed in connection with the Business; and (i) all other proprietary and confidential information.

     12. "Person" means any individual, firm, corporation, trust, partnership (limited or general), limited liability company, sole proprietorship or association.

     13. "Prevailing Party" means the party who is determined to prevail by the court after its consideration of all damages and equities in an Action Or Proceeding, whether or not the Action Or Proceeding proceeds to final judgment. The court shall retain the discretion to determine that no party is the Prevailing Party in which case no party shall be entitled to recover its Costs And Expenses.

                                  SCHEDULE 1

                        REPRESENTATIONS AND WARRANTIES

         Singh should initial each of the following representations, if
                                                                     --
applicable:
----------

          MJS  (a)  Singh is a U.S. Person. (A "U.S. Person" is (i) any natural
          ---
person resident in the United States).

          MJS  (b)  Singh's individual net worth or joint net worth with his
          ---
spouse exceeds $1,000,000.

          MJS  (c)  Singh's income (including, but not limited to, salary,
          ---
bonus, interest and dividend income and vested contributions to any pension or profit sharing plan) was in excess of $200,000 in each of the last two years, and Singh reasonably expects an income in excess of $200,000 in this year.

          MJS  (d)  Singh's joint income with his spouse (including, but not
          ---
limited to salary, bonus, interest and dividend income and vested contributions to any pension or profit sharing plan) was in excess of $300,000 in each of the last two years, and Singh reasonably expects a joint income in excess of $300,000 in this year.

          MJS  (d)  Singh's investment in the Singh Shares does not exceed 10%
          ---
of Singh's net worth or joint net worth with Singh's spouse.


                                                /s/ Man Jit Singh
                                               -----------------------
                                               MAN JIT SINGH